Exhibit 10.4

September 28, 2020

Via Email and US Mail
Hardin Street Transportation LLC
Attn: President
200 E. Hardin Street
Findlay, OH 45840

Effective October 1, 2020, Marathon Petroleum Company LP (“MPC”) will be transitioning its crude procurement and logistics functions to Marathon Petroleum Supply and Trading LLC (“MPST”). This letter documents the intent of MPC, MPST and Hardin Street Transportation LLC (“HST”) with respect to certain agreements identified on the attached Schedule A that pertain to both crude oil and condensate (“Crude Oil”) and other commodities (the “Commingled Agreements”).

To make the transition of crude procurement and logistics functions from MPC to MPST as seamless and efficient as possible, MPC will assign its rights and obligations under Commingled Agreements that pertain to Crude Oil to MPST effective October 1, 2020. MPC will retain all rights and obligations under the Commingled Agreements that pertain to commodities other than Crude Oil. MPC will also retain all obligations and liabilities under the Commingled Agreements that pertain to Crude Oil that accrue prior to October 1, 2020.

It is the intent of the parties to execute amended and restated versions of the Commingled Agreements to reflect the assignment of Crude Oil rights and obligations to MPST, and to reflect the retained rights and obligations for other commodities that remain with MPC (the “A&R Agreements”). If, prior to the execution of the A&R Agreements, HST determines it is necessary to invoice MPC for all activity under a Commingled Agreement, MPC agrees to pay for all amounts attributable to Crude Oil and then MPST will pay MPC.

Please indicate your consent by signing where indicated below. By its signature below, MPST confirms to you that it will assume all obligations and liabilities arising under the Agreements after that date, and that it will pay MPC all amounts attributable to Crude Oil as referenced above. Thank you for your cooperation.

Sincerely,

Marathon Petroleum Company LP
By MPC Investment LLC, its general partner

By:	/s/ Daniel T. Kimmel
Name:	Daniel T. Kimmel
Title:	Vice President

ACKNOWLEDGED AND AGREED:		CONSENT TO ASSIGNMENT GRANTED:

Marathon Petroleum Trading and Supply LLC		Hardin Street Transportation LLC

By:	/s/ Dana S. Holden	By:	/s/ Shawn M. Lyon
Name:	Dana S. Holden	Name:	Shawn M. Lyon
Title:	Vice President	Title:	President

SCHEDULE A
COMMINGLED AGREEMENTS
(Marathon Pipe Line LLC)

1
Transportation Services Agreement between Hardin Street Transportation LLC and Marathon Petroleum Company LP dated 1/1/2015, as amended, to provide transportation services for Products and Crude Petroleum